                                                                    EXHIBIT 99.3

UNAUDITED FINANCIAL STATEMENTS OF THE HEALTH & FITNESS SERVICES BUSINESS, WHICH OPERATES AS A DIVISION OF JOHNSON & JOHNSON HEALTH CARE SYSTEMS INC., A SUBSIDIARY OF JOHNSON & JOHNSON FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002.

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

BALANCE SHEET
AS OF SEPTEMBER 28, 2003 AND DECEMBER 29, 2002
(DOLLARS IN THOUSANDS)

                                                          SEPT. 28,
                                                            2003        DEC. 29,
                                                          UNAUDITED      2002
ASSETS
  Current assets
    Accounts receivable, net of allowance for doubtful
      accounts of $100 in 2003 and 2002                    $  2,267     $ 3,150
    Other receivables                                             -         167
    Unbilled revenue                                             60         196
    Inventory                                                    40          85
                                                          ---------     -------

      TOTAL CURRENT ASSETS                                    2,367       3,598

Computer software, net                                          850       1,085
Fixed assets, net                                                34          53
                                                          ---------     -------

        TOTAL ASSETS                                          3,251       4,736
                                                          ---------     -------

LIABILITIES AND DIVISION EQUITY
  Current Liabilities
    Accounts payable                                            300         465
    Accrued salaries                                              -         199
    Accrued special compensation                                706         593
    Restructuring costs (Note 4)                                  -         150
                                                          ---------     -------

      TOTAL CURRENT LIABILITIES                               1,006       1,407

Commitments and Contingencies

  Division equity                                             2,245       3,329
                                                          ---------     -------

        TOTAL LIABILITIES AND DIVISION EQUITY              $  3,251     $ 4,736
                                                          ---------     -------

   The accompanying notes are an integral part of these financial statements.

                                      F2-1

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002 (DOLLARS IN THOUSANDS)
(UNAUDITED)

                                      SEPT. 28,     SEPT. 29,
                                        2003          2002
REVENUES

  Trade                               $ 14,668      $ 13,681
  Affiliate                              3,892         3,318
                                      --------      --------

  Total revenues                        18,560        16,999
                                      --------      --------

EXPENSES

  Cost of services provided             14,721        13,106
  Selling and marketing                    764           905
  General and administrative             1,472         1,308
  Support Costs                          2,520         2,556
  Restructuring costs                        -           514
                                      --------      --------

  Total expenses                        19,477        18,389
                                      --------      --------

    Loss before tax provision             (917)       (1,390)

    Tax provision                            -             -
                                      --------      --------

NET LOSS                              $   (917)     $ (1,390)
                                      --------      --------

    The accompanying notes are an integral part of these financial statements.

                                      F2-2

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2003 AND SEPTEMBER 29, 2002 (DOLLARS IN THOUSANDS)
(UNAUDITED)

                                                                        SEPT. 28,  SEPT. 29,
                                                                          2003       2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                $   (917)  $ (1,390)

Adjustments to reconcile net loss to operating cash flows:
  Amortization and depreciation                                              254        250
  Bad debt expense                                                             -          -

Changes to assets and liabilities

  (Increase) decrease in accounts receivable                                 883       (980)
  Decrease in other receivables                                              167          -
  (Increase) decrease in unbilled revenues                                   136       (147)
  (Increase) in inventory                                                     45        (56)
  (Decrease) in accounts payable                                            (165)         -
  (Decrease) in accrued salaries                                            (199)      (200)
  Increase (decrease) in special compensation                                113       (355)
  (Decrease) increase in restructuring costs                                (150)       290
                                                                        --------   --------

NET CASH FLOWS FROM/(USED BY) OPERATING ACTIVITIES                           167     (2,588)
                                                                        --------   --------

NET CASH USED BY INVESTING ACTIVITIES                                          -          -
                                                                        --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in division equity                                    (167)     2,588
                                                                        --------   --------

NET CASH FLOWS/(USED BY) FROM FINANCING ACTIVITIES                          (167)     2,588
                                                                        --------   --------

(DECREASE)/INCREASE IN CASH                                                    -          -
Cash and cash equivalents, beginning of year                                   -          -
                                                                        --------   --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                  $      -   $      -
                                                                        --------   --------

    The accompanying notes are an integral part of these financial statements.

                                      F2-3

HEALTH & FITNESS SERVICES BUSINESS

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

1.       BACKGROUND

         The Health & Fitness Services Business (the "Health & Fitness Business") operates as a division of Johnson & Johnson Health Care Systems Inc. ("HCS"), a subsidiary of Johnson & Johnson ("J&J"). The Health & Fitness Business is engaged in health and fitness center operations management. In connection with the management of health and fitness centers, the Health & Fitness Business provides services relating to health risk assessment programs, consulting services, data analysis and wellness programs. The Health & Fitness Business provides health risk assessments through various platforms, including the HealthMate(R) computer kiosk, Insight(R) and Insight+ (R) online surveys, and centrally delivered paper surveys.

2.       BASIS OF PRESENTATION

         The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited December 29, 2002 Financial Statements and related notes of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc., a subsidiary of Johnson & Johnson, which are an integral part of the unaudited interim financial statements. The unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair presentation of such statements. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. In addition, due to the reliance of the Health & Fitness Services Business on HCS and J&J for certain information technology, insurance, human resources, accounting, tax and legal support, the historical operating results may not be indicative of the results had the Health & Fitness Services Business been operated as a stand alone entity.

3.       EMPLOYEE STOCK OPTIONS

         Certain Health & Fitness Business employees are granted options to purchase shares of J&J common stock under J&J's stock option plans. The Health & Fitness Business accounts for the options using the intrinsic value method of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As all options that are granted have an exercise price equal to the market price at the date of grant, no compensation expense is recognized. The Health & Fitness Business applies the disclosure provisions of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No. 123".

         Had the fair value method been applied, pro forma net loss would have been as follows:

                                      F2-4

HEALTH & FITNESS SERVICES BUSINESS
(AS DESCRIBED IN NOTE 1)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN MILLIONS)

                                                          SEPT. 28,     SEPT. 29,
                                                            2003          2002
Net loss as reported                                      $  (0.9)      $   (1.4)
                                                          -------       --------
Pro forma stock-based compensation
expense,
   net of related tax effects                             $  (0.1)      $   (0.2)
                                                          -------       --------
Pro forma net loss                                        $  (1.2)      $   (1.7)
                                                          -------       --------

4.       RESTRUCTURING CHARGE

         In 2002 the Health & Fitness Business reorganized to increase efficiencies. As a result, the Health & Fitness Business incurred employee separation costs of $0.5 million for 25 employees. These separation costs are included in Restructuring Costs in the income statement for the nine months ended September 29, 2002. There was $0.2 million of restructuring costs (of the $0.5 million total) included in accrued liabilities as of December 29, 2002. The remaining $0.2 million of restructuring costs was paid in the first six months of 2003 and thus there is no restructuring accrued liability at September 28, 2003.

5.       SUBSEQUENT EVENT

         On December 8, 2003 Health Fitness Corporation (HFC) purchased the business assets of the Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc. for $4.8 million. Assets acquired by HFC consist primarily of client contracts, proprietary wellness, lifestyle and health promotion programs, software, and other health and wellness services. As part of the transaction, HFC has entered into a multi-year management contract with another subsidiary of Johnson & Johnson whereby HFC will manage more than 50 Johnson & Johnson affiliate fitness center sites. HFC also entered into a one-year agreement to use 660 square feet of office space of Johnson & Johnson Health Care Systems Inc. for a fee of $0.0015 million per month. Johnson & Johnson Health Care Systems Inc. will retain its integrated behavioral solutions business unit, and will license certain behavioral solution methodologies to HFC for use in its business.

                                      F2-5